UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2014

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code: (972) 431-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Amendment of Rights Agreement

On January 27, 2014, J. C. Penney Company, Inc. (the “Company”) entered into an Amended and Restated Rights Agreement (the “Amended Rights Agreement”) with Computershare Inc., as Rights Agent (the “Rights Agent”), amending, restating and replacing the Rights Agreement, dated as of August 22, 2013 (the “Original Rights Agreement”), between the Company and the Rights Agent. The Board of Directors of the Company (the “Board”) had previously declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock of 50¢ par value of the Company (the “Common Stock”), which was paid to holders of record as of the close of business on September 3, 2013 pursuant to the Rights Agreement, and one Right has been issued in respect of each share of Common Stock issued since the record date.

The purpose of the Amended Rights Agreement is to diminish the risk that the Company’s ability to use its net operating losses and certain other tax assets (“Tax Benefits”) to reduce potential future federal income tax obligations would become subject to limitations by reason of the Company’s experiencing an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). A company generally experiences such an ownership change if the percentage of its stock owned by its “5-percent shareholders,” as defined in Section 382 of the Code, increases by more than 50 percentage points over a rolling three-year period. The Amended Rights Agreement is intended to reduce the likelihood of an ownership change under Section 382 of the Code by deterring any person or group from acquiring beneficial ownership of 4.9% or more of the outstanding Common Stock.
The amendments to the Original Rights Agreement effected by the Amended Rights Agreement include, among others, the following:

•	extension of the expiration date of the Rights from August 20, 2014 to January 26, 2017 (subject to earlier expiration under the circumstances described below);

•
amendment of the threshold at which a person or group becomes an “Acquiring Person” from 10% to 4.9% of the outstanding Common Stock, subject to certain exceptions (including that any stockholder who, as of the time of the first public announcement of the adoption of the Amended Rights Agreement, beneficially owns 4.9% or more of the then-outstanding shares of Common Stock will not be deemed to be an “Acquiring Person” so long as such stockholder does not thereafter acquire any additional shares of Common Stock, subject to certain exceptions); and

•	amendment of certain other provisions, including the definition of “beneficial ownership,” to include terms appropriate for the purpose of preserving Tax Benefits.
The Company expects to submit the Amended Rights Agreement to the Company’s stockholders for approval at the Company’s 2014 annual meeting of stockholders.

Description of Amended Rights Agreement
The following summary of the terms of the Amended Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Distribution Date. Subject to certain exceptions, Rights would separate from the Common Stock and become exercisable apart from the Common Stock only following the earlier of (i) the close of business on the tenth (10th) business day after public announcement that a person has become an “Acquiring Person” or (ii) the close of business on the tenth (10th) business day (or such later date as the Board shall determine) after a third party makes a tender or exchange offer which, if consummated, would result in such third party becoming an Acquiring Person.

Exercise of Rights. On or after the Distribution Date, each Right would initially entitle the holder to purchase one one-thousandth of a share of the Company’s Series C Junior Participating Preferred Stock, without par value (the “Preferred Stock”), for a purchase price of $55.00 (subject to adjustment) (the “Exercise Price”). Under certain circumstances set forth in the Amended Rights Agreement, the Company may suspend the exercisability of the Rights.

Definition of Acquiring Person. An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group, acquires beneficial ownership of 4.9% or more of the Common Stock, other than: (i) the Company, its subsidiaries and their respective employee benefit plans; (ii) any stockholder that, as of the time of the first public announcement of adoption of the Amended Rights Agreement, beneficially owns 4.9% or more of the Common Stock (unless and until such person thereafter acquires any additional shares of Common Stock, subject to certain exceptions); (iii) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares of Common Stock or a stock dividend, stock split, reverse stock split or similar transaction effected by the Company (unless and until such person acquires additional shares, other than in certain specified exempt transactions); (iv) certain stockholders who, inadvertently or without knowledge of the terms of the Rights, buy shares in excess of 4.899% of the Common Stock and who do not thereafter reduce the percentage of shares owned below 4.9%; and (v) any person that the Board has affirmatively determined, in its sole discretion, prior to the Distribution Date, in light of the intent and purposes of the Amended Rights Agreement or other circumstances facing the Company, shall not be deemed an Acquiring Person.

“Flip-in” Feature. If any person or group of affiliated or associated persons becomes an Acquiring Person, then each Right (other than Rights owned by an Acquiring Person, its affiliates, associates or certain transferees, which will become void) will entitle the holder to purchase, at the then current exercise price, Common Stock (or, in certain circumstances, a combination of Common Stock, other securities, cash or other property) having a value of twice the exercise price of the Right, in effect enabling a purchase at half-price. However, Rights are not exercisable following such an event until such time as the Rights are no longer redeemable by the Company as described below.

“Flip-over” Feature. If, at any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Company engages in a merger or other business combination transaction or series of related transactions in which the Company is not the surviving corporation, the Common Stock is changed or exchanged, or fifty percent (50%) or more of its assets, cash flow or earning power is sold, then each Right (not previously voided by the occurrence of a Flip-in Event) will entitle the holder to purchase, at the Right’s then current exercise price, common stock of such Acquiring Person having a value of twice the Right’s then current exercise price, in effect enabling a purchase at half-price.

Exchange Option. At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the then outstanding Common Stock, the Board may, in lieu of allowing Rights to be exercised, cause each outstanding Right (other than Rights owned by an Acquiring Person, its affiliates, associates or certain transferees, which will become void) to be exchanged for one share of Common Stock or one one-thousandth of a share of Preferred Stock, in each case as adjusted to reflect stock splits or similar transactions.

Redemption. The Rights may be redeemed by the Board, at a price of $0.001 per Right at any time prior to the earlier of (i) the tenth (10th) business day following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or (ii) the final expiration of the Rights.

Power to Amend. Prior to a Distribution Date, the Company may amend the Amended Rights Agreement in any respect. From and after a Distribution Date, the Board may amend the Amended Rights Agreement in order to (i) cure any ambiguity, (ii) correct or supplement any provision which may be defective or inconsistent with any other provisions, (iii) shorten or lengthen any time period (e.g., the redemption period prior to the Rights becoming non-redeemable) or (iv) change or supplement the provisions in any manner which the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of certificates representing Rights. The Amended Rights Agreement, however, may not be amended at such time as the Rights are not redeemable (other than certain limited technical amendments).

Expiration. The Rights will expire on the earliest of (i) 5:00 P.M., New York, New York time, on January 26, 2017 or such later date as may be established by the Board prior to the expiration of the Rights, (ii) the time at which the rights are redeemed or exchanged pursuant to the Amended Rights Agreement, (iii) the repeal of Section 382 or any successor statute if the Board determines that the Amended Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits, (iv) the beginning of a taxable year of the Company to which the Board determines that Tax Benefits may not be carried forward or (v) immediately following the final adjournment of the 2014 annual meeting if stockholder approval of the Amended Rights Agreement has not been received.

Rights Certificates. Prior to a Distribution Date, the Rights will be evidenced by, and trade with, the Common Stock and will not be exercisable or transferable apart from the Common Stock. After a Distribution Date, the Rights Agent would send certificates representing Rights to stockholders and the Rights would trade independent of the Common Stock.

No Rights as a Stockholder; Other Matters. Until a Right is exercised, the holder of Rights, as such, is not entitled to any separate rights as a stockholder of the Company (such as voting or dividend rights). Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Item 8.01    Other Events.

Concurrently with the adoption of the Amended Rights Agreement, the Board has adopted certain amendments to the Restated Certificate of Incorporation, as amended, of the Company (the “Charter Amendments”) which are intended to preserve the Company’s Tax Benefits. The Charter Amendments would generally void transfers of the Company’s securities that would result in either (i) a person becoming a 4.9% stockholder or (ii) an existing 4.9% stockholder increasing its percentage ownership interest. The Company expects to submit the Charter Amendments to a stockholder vote at the Company’s 2014 annual meeting of stockholders. If the Company’s stockholders do not approve the Charter Amendments, they will not become effective.

On January 28, 2014, the Company issued a press release relating to the Amended Rights Agreement and the Charter Amendments, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibit 4.1    Amended and Restated Rights Agreement, dated as of January
27, 2014, by and between J. C. Penney Company, Inc. and Computershare Inc., as Rights Agent

Exhibit 99.1	J. C. Penney Company, Inc. News Release issued January 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Janet Dhillon
Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date: January 28, 2014

EXHIBIT INDEX

Exhibit Number    Description

4.1	Amended and Restated Rights Agreement, dated as of January 27, 2014, by and between J. C. Penney Company, Inc. and Computershare Inc., as Rights Agent

99.1	J. C. Penney Company, Inc. News Release issued January 28, 2014